Exhibit 5.1

June 13, 2014

Peregrine Pharmaceuticals, Inc.

14282 Franklin Avenue

Tustin, California 92780

Ladies and Gentlemen:

We have acted as counsel for Peregrine Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the proposed offering and sale from time to time by the Company of: (i) the Company’s Common Stock, par value $0.001 per share, having an aggregate offering price of up to $25,000,000 (the “Common Shares”), pursuant to the Registration Statement on Form S-3 (No. 333-180028) (the “Common Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) by the Company on March 9, 2012, as amended on April 4, 2012, and declared effective by the Commission on April 12, 2012, the related base prospectus dated April 12, 2012 (the “Common Base Prospectus”) and the prospectus supplement dated June 13, 2014 relating to the sale of the Common Shares (together with the Common Base Prospectus, the “Common Prospectus”); and (ii) the Company’s 10.50% Series E Convertible Preferred Stock, par value $0.001 per share, having an aggregate offering price of up to $30,000,000 (the “Preferred Shares”) and shares of the Company’s Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”), pursuant to the Registration Statement on Form S-3 (No. 333-193113) (the “Preferred Registration Statement”), filed with the Commission by the Company on December 27, 2013 and declared effective by the Commission on January 16, 2014, the related base prospectus dated January 16, 2014 (the “Preferred Base Prospectus”) and the prospectus supplement dated June 13, 2014 relating to the sale of the Preferred Shares (together with the Preferred Base Prospectus, the “Preferred Prospectus”).

You have requested our opinion as to the matters set forth below in connection with the Common Registration Statement, the Preferred Registration Statement and the offering of Common Shares, Preferred Shares and Conversion Shares thereunder. For purposes of rendering such opinion, we have examined the Common Prospectus, the Common Registration Statement, the Preferred Prospectus, the Preferred Registration Statement, the Company’s Certificate of Incorporation, as amended, and Amended and Restated Bylaws, and the corporate action of the Company that provides for the issuance of the Common Shares, the Preferred Shares and the Conversion Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

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Our opinion set forth below is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, it is our opinion that:

1.	the Common Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Common Prospectus, will be validly issued, fully paid and nonassessable;

2.	the Preferred Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Preferred Prospectus, will be validly issued, fully paid and nonassessable; and

3.	when issued upon conversion of the Preferred Shares in accordance with the Certificate of Designations of Rights and Preferences of the Preferred Shares, the Conversion Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K and to the reference to this firm in the related prospectus supplements under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP

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